GrowGeneration Provides Full-Year 2023 Guidance Update Ahead of the 26th Annual ICR Conference

Revenue Expected to be at the Top-end of Previously Guided $220 million to $225 million Range

Adjusted EBITDA 1 Guidance Remains Unchanged; Between a Loss of $4 million to $6 million

DENVER – (BUSINESS WIRE) – GrowGeneration Corp. (NASDAQ: GRWG) (“GrowGen” or the “Company”), the largest chain of specialty hydroponic and organic garden centers in the United States, today announced an update to its full-year 2023 financial outlook 2.

The Company now expects revenue for full-year 2023 to be at the top-end of the previously communicated guidance range of $220 million to $225 million. Adjusted EBITDA 1 guidance for full-year 2023 remains unchanged to be between a loss of $4 million to a loss of $6 million.

Darren Lampert, GrowGeneration’s Co-Founder and Chief Executive Officer, stated, “We are pleased with our efforts and progress we made Company-wide in 2023 leading us to announce our expectation of revenue at the top-end of our previously communicated range. We remain excited about our current slate of internal initiatives for 2024 and continue to prudently manage our business, focusing on creating a more nimble and efficient organization that is better-positioned for profitable growth this year and beyond.”

Members of the management team will be participating in meetings with analysts and investors at the 26th Annual ICR Conference to be held January 8-10, 2024 in Orlando, Florida.

Footnotes:
(1) Adjusted EBITDA represents earnings before interest, taxes, depreciation, and amortization as adjusted for certain items as set forth in the reconciliation table of U.S. GAAP to non-GAAP information and is a measure calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information herein for further discussion and reconciliation of this measure to GAAP measures.

(2) Sales and Adjusted EBITDA guidance metrics are inclusive of acquisitions, store openings, and store closures and consolidations completed in 2023 and 2022.

About GrowGeneration Corp:
GrowGeneration is a leading marketer and distributor of nutrients, growing media, lighting, benching and racking, environmental control systems, and other products for both indoor and outdoor hydroponic and organic gardening, including proprietary brands such as Charcoir, Drip Hydro, Power Si, MMI benching and racking, Ion lights, Durabreeze fans, and more. Incorporated in Colorado in 2014, GrowGeneration is the largest chain of specialty retail hydroponic and organic garden centers in the United States. The Company also operates an online superstore for cultivators at growgeneration.com, as well as a wholesale business for resellers, HRG Distribution, and a benching, racking, and storage solutions business, Mobile Media.

Forward Looking Statements:
This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date of this release. Please keep in mind that the company does not have an obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “expect,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings made with the United States Securities and Exchange Commission, available at: www.sec.gov, and on the company’s website, at: www.growgeneration.com.

Investor Contact:
ICR, Inc. GrowGenIR@icrinc.com